UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2005

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 18, 2005, Western Digital Technologies, Inc., a wholly-owned subsidiary of the registrant, executed and delivered to Trinet Essential Facilities XXVI, Inc., as landlord, a Third Amendment to Lease to amend that certain Lease Agreement, dated as of June 3, 1996, as amended (the "Original Lease"), covering approximately 130,925 square feet of space located at the premises commonly known as 5863 Rue Ferrari Drive, City of San Jose, County of Santa Clara, State of California (the "Original Premises"). The purpose of the Third Amendment to Lease was to extend the term of the Original Lease for a period of ten years and one month commencing on March 1, 2005 and to expand the Original Premises to include a portion of the adjacent building commonly known as 5853 Rue Ferrari Drive, City of San Jose, County of Santa Clara, State of California (the "Expansion Premises"). The total square footage of the Original Premises and the Expansion Premises is approximately 213,395 square feet. The initial monthly installment of rent payable under the Third Amendment to Lease is $78,555. Beginning October 1, 2005, the monthly installment of rent payable under the Third Amendment to Lease will be $128,037 and will increase three percent each year thereafter until expiration of the lease.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

March 23, 2005	By:	Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary